Exhibit 10.42

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 25th day of February, 2016, by and among Cox TMI, Inc., a Delaware corporation (the “Seller”), Cox Communications, Inc., a Delaware corporation (“CCI” and, together with the Seller, the “Seller Parties”), Gulliver Media Holdings, LLC, a Delaware limited liability company (the “Purchaser”), Scripps Networks Interactive, Inc., an Ohio corporation (“SNI” and, together with the Purchaser, “Scripps”), and TCM Parent, LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, the Seller and the Purchaser are the sole members of the Company, which is governed by that certain Amended and Restated Limited Liability Company Agreement of the Company dated as of December 8, 2009, as amended (the “Operating Agreement”). Capitalized terms used herein but not otherwise defined have the meanings ascribed to such terms in the Operating Agreement.

WHEREAS, the Seller’s Membership Interest constitutes 35% of the Membership Interests of the Members, and the Purchaser’s Membership Interest constitutes 65% of the Membership Interests of the Members.

WHEREAS, the Seller desires to sell all of the Seller’s Membership Interest (which constitutes 100% of the Seller Parties’ interest in the Company) to the Purchaser, and the Purchaser desires to purchase all of the Seller’s Membership Interest from the Seller, on the terms and conditions set forth in this Agreement (the “Purchase Transaction”).

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

SALE AND PURCHASE OF THE SELLER’S MEMBERSHIP INTEREST

Section 1.1 Purchase.  Subject to the terms and conditions of this Agreement, on February 25, 2016 or such date as the parties hereto may otherwise mutually agree in writing (in each case, the “Closing Date”), the Seller shall sell, assign, transfer, convey and deliver to the Purchaser free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, option, equity or other adverse claim thereto (any of the foregoing being, “Liens”), and the Purchaser shall purchase, acquire and accept from the Seller, all of the Seller’s right, title and interest in and to the Seller’s Membership Interest and assume all obligations relating to events occurring after the Closing with respect to the Seller’s Membership Interest pursuant to the Operating Agreement.  The closing of the Purchase Transaction (the “Closing”) shall take place at the offices of Bass, Berry & Sims PLC, 150 Third Avenue South, Suite 2800, Nashville, Tennessee, at 10:00 a.m. Central Standard Time. The purchase price for the Seller’s Membership Interest shall be $99,000,000 (the “Purchase Price”).

Section 1.2 Closing Deliverables.

(a) The Seller Parties shall deliver or cause to be delivered to the Purchaser:

(i) if so requested by the Purchaser prior to the Closing, at Closing, a certificate executed by a duly authorized officer of the Seller Parties certifying that each of the Seller Parties’ representations and warranties set forth in Article II is true, accurate and complete as of the Closing Date;

(ii) at Closing, an assignment, assumption, termination and acknowledgement agreement, substantially in the form attached hereto as Exhibit A (the “Assignment, Assumption, Guaranty Termination and Acknowledgement Agreement”), executed by a duly authorized officer of the Seller Parties, evidencing, among other things, (i) the transfer of the Seller’s entire Membership Interest to the Purchaser at the Closing, (ii) the termination of the Guaranty, dated as of January 15, 2015 (the “Guaranty”), by and between SNI and CCI and (iii) the continuation of the Tax Matters Agreement, dated as of December 15, 2009, by and among Scripps, the Seller Parties, Company, and TCM Sub, LLC (as amended, the “Tax Matters Agreement”) in full force and effect after the Closing as further described in Section 3 of the Assignment, Assumption, Guaranty Termination and Acknowledgement Agreement;

(iii) at Closing, a certification of non-foreign status of Seller, substantially in the form attached hereto as Exhibit B;

(iv) at Closing, the resignation of each Member Representative designated by Seller, effective as of the Closing, substantially in the form attached hereto as Exhibit C (collectively, the “Representative Resignations”); and

(v) any other instructions, instruments, documents or agreements of conveyance or transfer necessary or desirable to transfer to and confirm in the Purchaser all right, title and interest in and to the Seller’s Membership Interest, as reasonably requested by the Purchaser.

(b) Scripps shall deliver or cause to be delivered to the Seller:

(i) at Closing, the Purchase Price in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by the Seller to the Purchaser prior to the Closing;

(ii) if so requested by the Seller prior to the Closing, at Closing, a certificate executed by a duly authorized officer of Scripps certifying that each of the Purchaser’s and SNI’s representations and warranties set forth in Article III is true, accurate and complete as of the Closing Date;

(iii) at Closing, the Assignment, Assumption, Guaranty Termination and Acknowledgement Agreement, executed by a duly authorized officer of the Purchaser, SNI and the Company;

(iv) at Closing, the Representative Resignations, executed by a duly authorized officer of the Company; and

(v) any other instructions, instruments, documents or agreements of assumption necessary or desirable to evidence the assumption by the Purchaser of the obligations relating to events occurring after the Closing with respect to the Seller’s Membership Interest pursuant to the Operating Agreement.

Section 1.3 Termination of Membership. Upon the consummation of the Purchase Transaction, the Seller shall immediately and automatically cease to be a Member and the Seller Parties shall have no further rights or obligations under the Operating Agreement (or any related agreement, other than the Tax Matters Agreement and the Distribution Agreements) or any further interest in or to the Company or the Company’s Subsidiaries (other than pursuant to the Distribution Agreements); except that, the confidentiality obligations in Section 13 of the Operating Agreement (as in effect as of the Closing) and the indemnification and exculpation rights under Section 6.11 of the Operating Agreement (as in effect as of the Closing) shall continue to apply to the parties hereto. For purposes of this Agreement, the “Distribution Agreements” shall mean any content, television programming service or network or channel distribution agreements between the Company (or any Affiliates of SNI) and CCI or any of its Affiliates, as the case may be, relating to the Company or any agreements for the purchase or sale of advertising on any content, television programming service, network or channel of the Company and its Subsidiaries.

Section 1.4 Condition to Closing.  Each party shall promptly notify the other parties in the event that it discovers that any of such party’s representations or warranties contained in Article II or III, as the case may be, is untrue, inaccurate or incomplete.  The parties’ obligations to consummate the Purchase Transaction shall be subject to the condition that each of the other parties’ representations and warranties set forth in Article II or III, as the case may be, is true, accurate and complete in all respects as of the Closing Date and the execution and delivery of all the documents to be delivered to such party as set forth in Section 1.2, as the case may be.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

The Seller Parties hereby make the following representations and warranties to the Purchaser, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date.  The Seller Parties jointly and severally agree to indemnify the Purchaser from and against any and all losses, claims, damages and liabilities for breach of the following representations and warranties.

Section 2.1 Existence and Power.

(a) Each of the Seller Parties is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by the Seller Parties and the consummation by the Seller Parties of the transactions contemplated hereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or filing with, any third party or any governmental authority or court, or body or arbitrator having jurisdiction over the Seller Parties; and (ii) do not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or with the Seller Parties’ certificates of incorporation or bylaws, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Seller Parties or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Seller Parties or any other party thereto.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by each of the Seller Parties and constitutes a legal, valid and binding obligation of each of the Seller Parties, enforceable against each of the Seller Parties in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.

Section 2.3 Title to Seller’s Membership Interest.  Seller’s Membership Interest constitutes all of Seller’s interests in the Company or the Company’s Subsidiaries, whether classified as a debt, equity, profit or participation interest or otherwise (but excluding the Distribution Agreements). The Seller is the sole legal and beneficial owner of and has good and valid title to the Seller’s Membership Interest free and clear of any Liens, and has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Seller’s Membership Interest or its rights in the Seller’s Membership Interest, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Seller’s Membership Interest. Other than this Agreement and the Operating Agreement, the Seller’s Membership Interest is not subject to any voting trust agreement or other contract restricting or otherwise relating to the voting, dividend rights or (other than pursuant to applicable securities laws) disposition of the Seller’s Membership Interest. Except pursuant to the Distribution Agreements (if applicable), the Company is not currently indebted to the Seller or any of its Affiliates for any amount, and there are no evidences of indebtedness of the Company held directly or indirectly by the Seller or any of its Subsidiaries.

Section 2.4 Distributions.  The Seller has received all distributions and reimbursements to which it has been entitled to receive through the date hereof in its capacity as a Member of the Company. The Seller acknowledges and agrees that, from and after the date hereof, the Seller shall not be entitled to receive any further distributions in its capacity as a Member of the Company.

Section 2.5 Sophistication of Seller Parties.  The Seller Parties acknowledge and agree that, except as set forth in Article III of this Agreement, the Purchaser is not making, and the Seller Parties hereby disclaim, any express or implied warranties in connection with the Purchase Transaction.  The Seller Parties have such knowledge and experience in financial and business matters and in making investment decisions of this type that they are capable of evaluating the merits and risks of making their investment decision regarding the Purchase Transaction and of making an informed investment decision.  The Seller Parties and/or the Seller Parties’ advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Purchaser concerning the Seller’s Membership Interest and the Company and all such questions have been answered to the Seller Parties’ full satisfaction.  The Seller Parties are not relying upon the Purchaser to determine information that the Seller Parties should review, and the Seller Parties acknowledge and agree that the Purchaser is not acting in a fiduciary capacity and does not owe any fiduciary duty to the Seller Parties in connection with this Agreement or the consummation of the Purchase Transaction. The Seller Parties are not relying on the Company or the Purchaser with respect to the tax and other economic considerations of the Purchase Transaction, and the Seller Parties have relied on the advice of, or have consulted with, the Seller Parties’ own advisors.

Section 2.6 No Broker.  Neither the Seller Parties nor any Person acting on the Seller Parties’ behalf has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser (and, for purpose of Section 3.1 and 3.2, SNI) hereby makes the following representations and warranties to the Seller Parties, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date.

Section 3.1 Existence and Power.

(a) The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and SNI is corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, and each of Purchaser and SNI has the power, authority and capacity to execute and deliver this Agreement, to perform the Purchaser’s obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or filing with, any third parties or any governmental authority or court, or body or arbitrator having jurisdiction over the Purchaser; and (ii) does not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or with the Purchaser’s certificate of formation or limited liability company agreement, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Purchaser or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Purchaser or any other party thereto.

Section 3.2 Valid and Enforceable Agreement; Authorization.  This Agreement has been duly executed and delivered by Scripps and constitutes a legal, valid and binding obligation of Scripps, enforceable against Scripps in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.

Section 3.3 Sophistication of Purchaser.  The Purchaser acknowledges and agrees that, except as set forth in Article II of this Agreement, the Seller Parties are not making, and the Purchaser hereby disclaims, any express or implied warranties in connection with the Purchase Transaction.  Purchaser has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the Purchase Transaction and of making an informed investment decision.  Purchaser and its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Seller Parties concerning the Seller’s Membership Interest and all such questions have been answered to Purchaser’s full satisfaction.  Purchaser is not relying upon the Seller Parties to determine information that it should review, and Purchaser acknowledges and agrees that the Seller Parties are not acting in a fiduciary capacity and do not owe any fiduciary duty to Purchaser in connection with this Agreement or the consummation of the Purchase Transaction. Purchaser is not relying on the Seller Parties with respect to the tax and other economic considerations of the Purchase Transaction, and Purchaser has relied on the advice of, or has consulted with, the its own advisors.

Section 3.4 No Broker. Neither the Purchaser nor any Person acting on the Purchaser’s behalf has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1 Notice.  Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid) to the address and to the attention of the person set forth in this Agreement. Notices will be deemed to have been given hereunder when delivered as evidenced by the records of the Person, mail service or overnight courier service making such delivery as set forth herein.

If delivered to the Purchaser, to:

Gulliver Media Holdings, LLC

c/o Scripps Networks Interactive, Inc.

9721 Sherrill Boulevard

Knoxville, TN 37932

Attention:   Cynthia Gibson, Executive Vice President, Chief Legal Officer

if to the Seller Parties, to:

Cox Communications, Inc.

Cox TMI, Inc.

6205-B Peachtree Dunwoody Road

Atlanta, GA 30328

Attention: Jennifer Hightower, Esq.

Section 4.2 Entire Agreement.  This Agreement and the other documents and agreements executed in connection with the Purchase Transaction embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.3 Assignment; Binding Agreement.  This Agreement and the various rights and obligations arising hereunder shall not be assignable or transferrable by either party without the prior written consent of the other party; provided, however, that the Purchaser may assign its right to purchase the Seller’s Membership Interest to one or more controlled Affiliates of SNI in compliance with the Operating Agreement, but no such assignment shall relieve the Purchaser of any of its obligations hereunder.

Section 4.4 Counterparts.  This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party. Facsimile signatures or signature received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes hereunder.

Section 4.5 Governing Law.  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware, without giving effect to principles of conflicts of laws.

Section 4.6 No Third Party Beneficiaries or Other Rights.  Except as provided in Sections 4.7 and 4.8, nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 4.7 General Release.

(a) The Seller Parties do hereby release, waive and forever discharge Scripps, their Subsidiaries and their Affiliates (including the Company, its Subsidiaries and its Affiliates) and each of their successors, and all of the directors, officers, employees and agents of Scripps, their Subsidiaries and their Affiliates (including the Company and its Subsidiaries), and agree to hold them, and each of them, harmless from any and all claims or causes of action (“Claims”) that the Seller Parties may now have or know about, or hereafter may learn about, to the extent arising out of or in any way connected to the valuation of Seller’s Membership Interest or the Purchase Price, to Seller’s Membership Interest  or Seller’s status as a Member or Seller’s rights and obligations under the Operating Agreement or the Guaranty, or otherwise arising out of or in any way related, in whole or in part, to the Company’s business, operations, cash distributions or governance (such Claims, the “Seller Parties’ Claims”).  The Seller Parties agree that the Seller Parties will not file any claim, charge, or lawsuit for the purpose of obtaining any monetary awards in connection with any such Seller Parties’ Claims.  The Seller Parties acknowledge that the foregoing release includes, but is not limited to, any claim arising under any federal, state, or local law, whether statutory or judicial, or ordinance, or any administrative regulation.  Notwithstanding the foregoing, nothing in this Section 4.7 shall release, waive or discharge Scripps from (A) any Claims either Seller Party has or may have arising from or relating to this Agreement, the Tax Matters Agreement, the Assignment, Assumption, Guaranty Termination and Acknowledgment Agreement or the Distribution Agreements, or (B) any indemnification obligations owed by the Company to Seller’s Member Representatives as set forth in the Operating Agreement, or (C) any Claims any Seller Party or any of their Affiliates has or may have, other than the Seller Parties’ Claims.

(b) Each of Scripps and the Company and their respective Affiliates does hereby release, waive and forever discharge the Seller Parties and their Affiliates and each of their respective successors, and all of the directors, officers, employees and agents of the Seller Parties and their  Affiliates, and agrees to hold them, and each of them, harmless from any and all Claims that Scripps and the Company  may now have or know about, or hereafter may learn about, to the extent arising out of or in any way connected to Seller’s Membership Interest or Seller’s status as a Member or Seller’s, the Purchaser’s and the Company’s rights and obligations under the Operating Agreement or the Guaranty, or otherwise arising out of or in any way related, in whole or in part, to the Company’s business, operations, cash distributions or governance (such Claims, the “Purchaser Claims”).  Each of Scripps and the Company agrees that it will not file any claim, charge, or lawsuit for the purpose of obtaining any monetary awards in connection with any Purchaser Claims.  Each of Scripps and the Company acknowledges that the foregoing release includes, but is not limited to, any claim arising under any federal, state, or local law, whether statutory or judicial, or ordinance, or any administrative regulation.  Notwithstanding the foregoing, nothing in this Section 4.7 shall release, waive or discharge the Seller Parties from any Claim the Company, Purchaser or SNI has or may have arising from or relating to this Agreement, the Tax Matters Agreement or the Distribution Agreements, or any Claims that the Company, Scripps or any of their Affiliates has or may have, other than the Purchaser Claims.

Section 4.8 Confidentiality.  The parties shall not disclose to any Person or make any announcement, press release or other public statement relating in any manner to this Agreement or any of the terms hereof, except (a) with mutual written consent, (b) as required by applicable law, in which case such party shall, to the extent permitted and practicable, allow the other party a reasonable time to review and comment on the form and substance of the information to be disclosed or released, (c) SNI, or its Affiliates, may disclose the Purchase Transaction (and its financial impact) and the Purchase Price in its securities law filings and other periodic reports with the Securities and Exchange Commission, or (d) to a party’s and its Affiliates’ legal, financial and accounting advisors on a need-to-know basis, provided that the Person receiving such information is advised of the confidential nature of such information and agrees to keep such information confidential or is subject to a legal or ethical duty of confidentiality.

Section 4.9 Waiver; Consent.  This Agreement and its terms may not be changed, amended, waived, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.

Section 4.10 Survival.  The parties’ representations, warranties and related covenants set forth in this Agreement shall survive the Closing for the applicable statute of limitations, except that the Seller Parties’ representations and warranties set forth in Section 2.3, and the Seller Parties’ covenants with respect thereto, shall survive the Closing indefinitely. All other covenants herein shall survive the Closing until fully performed.

Section 4.11 Further Assurances.  Each party hereto hereby agrees to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.  Notwithstanding anything to the contrary contained herein, “Affiliate” when used with respect to any of the Seller Parties shall not include the Company and its Subsidiaries or SNI and its Subsidiaries, and “Affiliate” when used with respect to any of Scripps shall not include CCI or any of its Subsidiaries (other than the Company and its Subsidiaries).

Section 4.12 Costs and Expenses.  Each party hereto shall each pay their own respective costs and expenses, including, without limitation, any commission or finder’s fee to any broker or finder, incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

Section 4.13 Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby; provided that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.

(Signatures appear on the next page.)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

THE COMPANY:

TCM PARENT, LLC

By:	/s/ Lori A. Hickok
Name:	Lori A. Hickok
Title:	VP & Chief Financial Officer

SCRIPPS:

SCRIPPS NETWORKS INTERACTIVE, INC.

By:	/s/ Lori A. Hickok
Name:	Lori A. Hickok
Title:	EVP, Chief Financial Officer

GULLIVER MEDIA HOLDINGS, LLC

By:	/s/ Lori A. Hickok
Name:	Lori A. Hickok
Title:	Chief Financial Officer

THE SELLER PARTIES:

COX TMI, INC.

By:	/s/ Charles Bowen
Name:	Charles Bowen
Title:	Assistant Secretary

COX COMMUNICATIONS, INC.

By:	/s/ Charles Bowen
Name:	Charles Bowen
Title:	Assistant Secretary

[Signature Page to Membership Interest Purchase Agreement]

Exhibit A

Form of Assignment, Assumption, Guaranty Termination and Acknowledgment Agreement

ASSIGNMENT AND ASSUMPTION,

GUARANTY TERMINATION

AND

ACKNOWLEDGMENT AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION, GUARANTY TERMINATION AND ACKNOWLEDGMENT AGREEMENT (this “Agreement”), dated as of February 25, 2016 (the “Effective Date”), is made by and among by and among Cox TMI, Inc., a Delaware corporation (the “Seller”), Cox Communications, Inc., a Delaware corporation (“CCI” and, together with the Seller, the “Seller Parties”), Gulliver Media Holdings, LLC, a Delaware limited liability company (the “Purchaser”), Scripps Networks Interactive, Inc., an Ohio corporation (“SNI” and, together with the Purchaser, “Scripps”), and TCM Parent, LLC, a Delaware limited liability company (the “Company”).  Capitalized terms used herein but not otherwise defined have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, Seller Parties, Scripps and the Company are parties to that certain Membership Interest Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to sell and Purchaser has agreed to purchase all of Seller’s Membership Interest in the Company on the terms and conditions set forth in the Purchase Agreement; and

WHEREAS, Section 1.2 of the Purchase Agreement requires that the parties to the Purchase Agreement enter into this Agreement at Closing in order to assign Seller’s Membership Interests to Purchaser and for Purchaser to assume such Membership Interest and the rights and obligations related thereto, to terminate that Guaranty Agreement, dated January 15, 2015 (the “Guaranty”), by and between CCI and SNI, and to acknowledge the survival of the Tax Matters Agreement, dated December 15, 2009 (as amended, the “Tax Matters Agreement”), by and among Scripps, the Seller Parties, the Company, and TCM Sub, LLC.

NOW, THEREFORE, pursuant to the terms and conditions of the Purchase Agreement and in consideration of the mutual covenants and agreements contained therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1. Assignment of Seller’s Membership Interest.  Seller hereby sells, assigns, transfers, conveys and delivers the Seller’s Membership Interest, in whole and free and clear of any Liens, to the Purchaser and does hereby irrevocably constitute and appoint the Purchaser as its attorney-in-fact, with full power of substitution in the premises, to transfer such Membership Interest on the books of the Company.  Purchaser hereby accepts from Seller all of Seller’s right, title and interest in and to the Seller’s Membership Interest and assumes all of the obligations relating to events occurring after the Closing with respect to the Seller’s Membership Interest pursuant to the Operating Agreement.

2. Termination of Guaranty.  The parties hereto hereby agree that from and after the Effective Date, (a) the Guaranty shall be terminated in all respects and shall be of no further force of effect; and (b) no party under the Guaranty shall have any liabilities or obligations, and each party thereunder shall be forever released and discharged in all respects from any and all obligations under or with respect to the Guaranty.

3. Acknowledgement of Survival of Tax Matters Agreement.  Seller Parties, Scripps and the Company hereby acknowledge and agree that, notwithstanding the sale and purchase of the Seller’s Membership Interest and the termination of Seller’s membership in the Company, each of the provisions of the Tax Matters Agreement shall remain in full force and effect until the all statutes of limitations, including any extensions or tolling thereof, for all tax years, including the portion of the tax year including the Closing, during which Seller Parties and Scripps were both Members of the Company have expired.

4. Miscellaneous Provisions

a. Further Assurances. Each party hereto hereby agrees to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

b. Governing Law.  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware, without giving effect to principles of conflicts of laws.

c. Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby; provided that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.

d. Counterparts.  This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

(Signature page follows.)

2

DULY EXECUTED and delivered by the parties effective as of the date set forth above.

THE COMPANY:

TCM PARENT, LLC

By:
Name:
Title:

SCRIPPS:

SCRIPPS NETWORKS INTERACTIVE, INC.

By:
Name:
Title:

GULLIVER MEDIA HOLDINGS, LLC

By:
Name:
Title:

THE SELLER PARTIES:

COX TMI, INC.

By:
Name:
Title:

COX COMMUNICATIONS, INC.

By:
Name:
Title:

3

Exhibit B

Form of Certification of Non-Foreign Status

Certification of Non-Foreign Status

Section 1445 of the Internal Revenue Code (“Section 1445”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Cox TMI, Inc., a Delaware corporation (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor is not a disregarded entity as defined in Treasury Regulation § 1.1445-2(b)(2)(iii);

3. Transferor’s U.S. employer identification number is 83-0480083; and

4. Transferor’s office address is 6305 Peachtree Dunwoody Road, Atlanta, GA 30328.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury, in my capacity as an officer, and on behalf, of Transferor, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Cox TMI, Inc.

By:
Name:
Date:

Exhibit C

Form of Resignation

Resignation

This resignation is provided pursuant to the Amended and Restated Limited Liability Company Agreement of the Company dated as of December 8, 2009, as amended (the “Operating Agreement”) of TCM Parent, LLC, a Delaware limited liability company (the “Company”). Capitalized terms used herein without definition have the meanings given to them in the Operating Agreement.

The undersigned hereby resigns as a Member Representative, effective immediately upon consummation of the sale by Cox TMI to Gulliver Media of Cox TMI’s Membership Interest, pursuant to the Membership Interest Purchase Agreement dated as of February 25, 2016, by and between Cox TMI and Gulliver Media.  This resignation includes the undersigned’s resignation from all committees established by the Board and from the board of managers (or similar governing bodies) of each subsidiary of the Company.

The Company hereby releases, waives and relinquishes any and all claims that it or any of its Subsidiaries may have now or in the future have or claim to have, or previously had, directly or indirectly, against the undersigned arising under, resulting from, or in connection with the undersigned’s serving as a Member Representative of the Company and in any similar capacity for any Subsidiary of the Company.

Name:

The Company hereby acknowledges and accepts, and agrees to, this Resignation agreement as of the date set forth above.

TCM PARENT, LLC

By:
Name:
Title: